UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 3, 2004

SNAP-ON INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603
(Address of principal executive offices)

Registrant's telephone number, including area code:   (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 3, 2004, the Organization and Executive Compensation Committee (the “Committee”) of the Board of Directors of Snap-on Incorporated (the “Company”), in consultation with those independent Directors who are not members of the Committee, approved the compensation for the Company’s Chairman, President and Chief Executive Officer (the “Executive”). A summary of the compensation arrangement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Committee, in consultation with those independent Directors who are not members of the Committee, also approved the Company’s entrance into an agreement with the Executive that provides that he will receive the payments and benefits set forth below if his employment is terminated by the Company without Cause (as defined in the agreement) prior to December 3, 2007.

The Company shall pay to the Executive an amount that is equal to the base salary that the Executive would have been paid during the Covered Period, using the rate that had been in effect immediately prior to the Date of Termination, had the termination of employment not occurred (the “Salary Payment”). The Salary Payment shall be paid, in the sole discretion of the Company, in a lump sum payment within ten (10) business days following the Date of Termination or in substantially equal monthly payments over the Covered Period. The Company shall also pay to the Executive an annual incentive payment for each fiscal year of the Covered Period (the “Annual Incentive Payment”). The Annual Incentive Payment shall be (i) determined using the Executive’s annual incentive opportunity immediately prior to the Date of Termination and the Executive’s performance as assessed by the Board, and (ii) paid within sixty (60) days after the Annual Incentive Payment is calculated for the applicable fiscal year. During the Covered Period the Company shall also provide the Executive with continued health, disability, life and other insurance benefits substantially similar to the benefits provided during such period to the elected officers of the Company. The “Date of Termination” shall mean the date on which the termination of the Executive’s employment is effective. The “Covered Period” shall mean the period of time beginning on the Date of Termination and ending on December 3, 2007. The complete agreement relating to the above provisions is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Summary of the Compensation Arrangement for the Company's Chairman, President and Chief Executive Officer

10.2	Agreement between the Company and Jack D. Michaels effective as of December 3, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP-ON INCORPORATED
Date: December 9, 2004	By:	/s/ Susan F. Marrinan
Susan F. Marrinan Vice President, Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Summary of the Compensation Arrangement for the Company's Chairman, President and Chief Executive Officer

10.2	Agreement between the Company and Jack D. Michaels effective as of December 3, 2004

4